SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20552


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                January 10, 2003
                ------------------------------------------------
                Date of Report (Date of earliest event reported)




                          Synergy Financial Group, Inc.
                ------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


        United States                   0- 49980               22-3798677
        -------------                   --------               ----------
(State or other jurisdiction           (File No.)             (IRS Employer
     of incorporation)                                   Identification Number)


310 North Avenue East, Cranford, New Jersey                      07016
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:   (800) 693-3838
                                                      --------------

                                 Not Applicable
                ------------------------------------------------
          (Former name or former address, if changed since last Report)

                          Synergy Financial Group, Inc.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------


Item 5.  Other Events
-------  ------------

         On October 11, 2002, the Registrant entered into a definitive Agreement and Plan of Merger with First Bank of Central Jersey ("First Bank").

         Pursuant to the merger agreement, total consideration paid to First Bank's shareholders will be approximately $2.1 million. Shareholders of First Bank approved the merger agreement at a meeting of shareholders held on December 18, 2002. As previously reported on December 30, 2002, Synergy received notice on December 27, 2002 that an order had been issued by the Superior Court of New Jersey, Chancery Division, Middlesex County, to enjoin the closing of the merger, as a result of a complaint filed on December 26, 2002 by John E. Pellizzari and Augusto Verissimo, stockholders of First Bank. By order dated
January 9, 2003, the injunction preventing consummation of the merger was lifted, and the closing of the merger occurred on January 10, 2003. A hearing on the merits of the complaint is currently scheduled for February 28, 2003. Synergy believes that the plaintiffs' claims are without merit.

         A copy of a press release issued January 10, 2003 by the Registrant is attached hereto as Exhibit 99 and is incorporated herein by this reference.


Item 7.  Financial Statements, Pro Forma Financial
-------  -----------------------------------------
         Information and Exhibits
         ------------------------

         (c)      Exhibits.

                  99       Press Release dated January 10, 2003

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       SYNERGY FINANCIAL GROUP, INC.


Date: January 11, 2003                 By: /s/John S. Fiore
                                           -------------------------------------
                                           John S. Fiore
                                           President and Chief Executive Officer